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SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN CONSENT AND PROXY SOLICITATION STATEMENT

SCHEDULE 14A INFORMATION

CONSENT AND PROXY SOLICITATION STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant ☐
Filed by a party other than the registrant ☒
Check the appropriate box:
☐	Preliminary Consent and Proxy Statement
☐	Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Consent and Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12
AUSTINS STEAKS & SALOON, INC.
(Name of Registrant as Specified in Its Charter)
Titus W. Greene, G. Thomas Cliett, Thomas M. Hontzas, Charles W. Mantooth
(Name of Person(s) Filing Consent and Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

For more information, contact
G. Thomas Cliett (252) 977-1735
Thomas M. Hontzas (601) 981-1130
Charles W. Mantooth (434) 792-4000
Titus W. Greene (704) 481-8800

AUSTINS GROUP RESPONDS TO COMPANY PRESS RELEASE

Group Continues With Written Consent Solicitation to Change Direction of Company

        CHARLOTTE, NC (SEPTEMBER 9, 2002)—Charles W. Mantooth, G. Thomas Cliett, Titus W. Greene and Thomas M. Hontzas (collectively the "Austins Group"), as concerned stockholders of Austins Steaks & Saloon, Inc. (OTC Bulletin Board: STAK), are seeking to replace most of the current members of Austins' board of directors. Together, the Austins Group owns over 23% of Austins' common stock and is gravely concerned with the financial performance and stock price of Austins over the last several years.

        The Austins Group is issuing this press release to correct and clarify what the group believes is a false and misleading press release issued by the company. The Austins Group believes that the company issued a false and misleading press release to confuse Austins stockholders in an effort to discourage stockholders from voting in favor of the Austins Group to change the direction of Austins by removing most of the existing Board of Directors.

        The Austins Group did initially request that the company call a special meeting of the stockholders. However, the company informed the Austins Group that it WOULD NOT CONSIDER the request for a special meeting until after a proposed September 10, 2002 meeting between the Board of Directors and the Austins Group. At the time, the Austins Group had already initiated its effort to replace the Board with a written consent process. Without any assurances that the company would ultimately call a special meeting, the Austins Group decided to continue moving their contest forward by filing revised consent materials with the SEC.

        After the Austins Group refiled with the SEC, inexplicably and contrary to prior statements by the company, the Austins Group was notified that a special meeting of stockholders had been called. After considering its progress in moving the solicitation process forward, as well as the company's credibility, the Austins Group decided to proceed with the original plan to seek only written consents from stockholders.

        "The company's management seems to be confused about how to go about the process in a fair and good faith manner, so stockholders may well have doubts about current management's ability to operate the Company in a good faith manner" said a member of the Austins Group. "It appears that senior management is afraid that stockholders may finally hold them accountable for our company's current financial condition and stock price."

        Stockholders of Austins should be aware that the Austins Group intends to vigorously seek the written consents of stockholders for its proposals to replace most of the existing Board of Directors of the company. Based on conversations with Austins stockholders so far, the Austins Group is more confident than ever that the company's stockholders desire a change that will reverse Austins' declining financial performance and stock price.

        Stockholders should receive the Austins Group Written Consent Solicitation in the near future. YOU ARE URGED TO CAREFULLY READ THAT DOCUMENT AND GIVE YOUR CONSENT TO EACH OF THE PROPOSALS CONTAINED THEREIN BY EXECUTING THE GOLD CONSENT CARD. The existing Board of Directors may also send you solicitation materials from time to time. We strongly urge you to ignore the Board's efforts to stay the current course.

* * * * * * * * * * *

        THIS COMMUNICATION IS NOT A PROXY STATEMENT OR A CONSENT STATEMENT, NOR IS IT A SOLICITATION OF ANY PROXY OR CONSENT.

        MESSRS. CLIETT, GREENE, MANTOOTH AND HONTZAS FILED A REVISED PRELIMINARY CONSENT STATEMENT (THE "PRELIMINARY CONSENT STATEMENT") WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 2002. PLEASE READ THE PRELIMINARY CONSENT STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS, MESSRS. CLIETT, GREENE, MANTOOTH AND HONTZAS, THE PROPOSALS THEY WILL BE ASKING THE STOCKHOLDERS TO APPROVE, THE NOMINEES THAT THEY ARE PROPOSING TO BE ELECTED TO SERVE ON THE COMPANY'S BOARD OF DIRECTORS AND THEIR RESPECTIVE HOLDINGS (SECURITIES OR OTHERWISE, DIRECT OR INDIRECT) IN THE COMPANY. ANY FUTURE PRELIMINARY AND DEFINITIVE CONSENT STATEMENTS WILL LIKELY DIFFER FROM THE PRELIMINARY CONSENT STATEMENT, SO YOU SHOULD READ ANY SUCH FUTURE PRELIMINARY AND DEFINITIVE CONSENT STATEMENTS AS WELL WHEN THEY BECOME AVAILABLE.

        YOU MAY OBTAIN A FREE COPY OF THIS COMMUNICATION, THE PRELIMINARY CONSENT STATEMENT AND, WHEN AVAILABLE, ANY FUTURE PRELIMINARY AND DEFINITIVE CONSENT STATEMENTS, AT THE COMMISSION'S WEB SITE AT <HTTP://WWW.SEC.GOV>. A FREE COPY OF THIS COMMUNICATION, THE PRELIMINARY CONSENT STATEMENT AND, WHEN AVAILABLE, FUTURE PRELIMINARY AND DEFINITIVE CONSENT STATEMENTS MAY BE OBTAINED FROM US BY WRITING TO THOMAS M. HONTZAS, 3853 SLEEPY HOLLOW, JACKSON, MS 39211.

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AUSTINS GROUP RESPONDS TO COMPANY PRESS RELEASE